Exhibit 99.1

January 16, 2024

Magellan Gold Announces Purchase of Copper Assets from Gold Express Mines, Inc.

Wallace, Idaho – January 16, 2024 – Magellan Gold Corporation (OTCQB: MAGE) (“Magellan” or the “Company”), is pleased to announce that the company has entered into an agreement with Gold Express Mines, Inc. for the purchase of three copper-focused properties, two of which are in Idaho, and one in Arizona.

The Copper Cliff Property, in Adams County, Idaho, is located about nine miles north of the town of Cuprum, Idaho. The project encompasses 71 unpatented mining claims, and an associated lease on patented mining claims comprising the historic Copper Cliff Mine. This open pit mine produced significant tonnages in the 1970's and 1980's, totaling 876,929 tons of ore, yielding 11 ounces of gold, 349,073 ounces of silver, and 12,547,883 pounds of copper. The property was mined by open pit and underground methods.

The deposit consists of stratiform and stratabound disseminated copper minerals in iron-rich metamorphosed volcanic rocks of the Seven Devils Group. Ore minerals include bornite, chalcopyrite, chalcocite, malachite, chrysocolla, and azurite. The deposits appear to be volcanogenic, with some remobilization of the sulfides during regional metamorphism and shearing of the host rocks.

The Company believes extensions of this historically mined resource may exist at depth and along strike. The company work plans for the 2024 field season will likely include IP geophysics, soil sampling, and possibly drilling.

The Blue Jacket Property in Idaho County, Idaho is located near Lucille, Idaho in the Crooks Corral Mining District, and part of the Nez Perce Forest. The project consists of 79 unpatented claims which are staked adjacent to and around a group of patented claims comprising the historic Blue Jacket Mine. This historic mine is held privately and is not part of the Company land package. The Blue Jacket Mine produced intermittently in the late 1800's to early 1900's with the last records of substantial work date from 1918. The crosscut and drift workings described in historic reports total about 2000 to 2500 feet.

Reports indicate that around 1917-18 an 865-foot tunnel was driven at the canyon level of Kirkwood Creek to intersect mineralization at a lower elevation. Importantly, sampling from the tunnel walls intersected altered quartz porphyry which was copper mineralized.

Recent sampling on the unpatented claims of the Company taken in the fall of 2022 has revealed several highly anomalous copper results along with other elements. Two oxidized copper mineralized showings which were found during claim staking were examined and sampled. Both are located on the steep, south-facing slope of a ridge south of Kirkwood Creek drainage, and approximately an airline kilometer southeast of the historic Blue Jacket Mine.

One of the samples was taken from a four-meter length prospector pit which exposed quartz veining hosted by andesitic, clayey, siltstone with a strong chloritic, foliation fabric. The quartz vein and sericitic alteration envelope strike N60W and dips 65° northeast, cutting across the metamorphic foliation which strikes N60°E and dips 70° to the southeast. At the northwest end of the pit, the width of the mineralized zone is two meters and gradually pinches out in a southeast direction. The single sample of vein and wall rock collected was comprised of oxide-copper (malachite) which assayed 5.04% copper, 171 ppm silver with anomalous gold, lead and zinc. Of note, the sample also ran anomalous molybdenum (321 ppm) suggesting the vein is porphyry copper related.

The second prospect sampled is a shallow excavation along a north-northeast trending, steeply dipping quartz vein with colorful oxide-copper (malachite, tenorite). The vein is approximately five centimeters in width. Relict chalcopyrite was also noted. Assay results on the one grab sample ran 6.80% copper with 17 gm/ton silver and anomalous gold and zinc. The analysis by the Company and consultants who have examined the claims, and in consideration of historic data, is that the property has potential to be a substantial copper deposit which could carry strong credits of silver, gold and related base metals.

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The Copper Butte Project is located in Pinal County, Arizona near the town of Kearny and nearby the Ray Mine currently operated by Grupo Mexico. The project consists of 57 unpatented claims of the Company located adjacent and easterly to 8 patented claims owned by Grupo Mexico. These patented claims constitute the historic Copper Butte Mine, available records indicate that the mine had a historic production of 100,000 tons at a grade of approximately 3% Cu. The copper mineralization is described to be an exotic copper oxide in conglomerate.

The Company believes it is possible that some of this historic resource may extend onto the unpatented claims of the Company. It is also possible that the copper mineralization contained in the conglomerate rock package could continue onto the unpatented claims of the Company. The Company plans a future work program consisting of soil sampling and short-hole drilling to test these ideas.

Transaction Details

The Company recently entered into a purchase agreement with Gold Express Mines, Inc. pursuant to which, among other things (i) the Company agreed to purchase the above described copper-focused mineral assets owned and controlled by Gold Express for a purchase price equal to 5,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and (ii) Gold Express agreed to assign to the Company a certain lease for mineral properties (the “Cuprum Lease”) for a purchase price of 500,000 shares of Common Stock (collectively, the “Transactions”).

The Company expects the closing of the Transactions to occur no later than January 31, 2024, subject to certain closing conditions, including, but not limited to, (i) Gold Express delivering various quitclaim deeds transferring the unpatented mining claims; and (ii) Gold Express receiving all required consents to transfer the Cuprum Lease.

About Magellan Gold Corporation

Magellan Gold Corporation (MAGE) is focused on the exploration and development of mineral projects in the Western United States. Due to the favorable supply/demand fundamentals of copper and considering recent successful exploration activity in the Seven Devils area of Idaho, the Company's strategy is to focus on its copper projects in that region for the upcoming field season.

To learn more about Magellan Gold Corporation, please watch for future press releases and review the Company public filings. The website of the Company is currently being updated to reflect the recent property acquisitions and other changes.

Forward Looking Statements

This press release contains forward-looking statements. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our cash and financial resources and our clinical development plans, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition, our ability to grow and manage growth, retain our management and key employees; changes in applicable laws or regulations; the possibility that the we may be adversely affected by other economic, business or competitive factors; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives; and the risks and uncertainties described in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission, available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts:
Magellan Gold Corporation
Mike Lavigne, CEO
mike.lavigne@comcast.net

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